SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 16, 2002
Date of report (Date of earliest event reported)

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11592	13-3384636
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

15300 Centennial Drive, Northville, Michigan 48167
(Address of Principal Executive Offices)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release dated 12/16/02

Item 5. Other Events and Regulation FD Disclosure.

     On December 16, 2002, Hayes Lemmerz International, Inc. (the “Company”) filed a Plan of Reorganization with the U.S. Bankruptcy Court for the District of Delaware. A copy of the Plan of Reorganization is available on the Internet at http://www.hayes-lemmerz.com.

     The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the filing of the Plan of Reorganization on December 16, 2002.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Exhibit
99.1	Press release of the Company dated December 16, 2002.

SIGNATURES

Dated: December 18, 2002	HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
Interim General Counsel & Assistant Secretary